Exhibit 1.1

EXECUTION COPY

$125,000,000

BPZ RESOURCES, INC.

UNDERWRITING AGREEMENT

8.50% Convertible Senior Notes due 2017

New York, New York

September 19, 2013

Raymond James & Associates, Inc.

As Representative of the

      several Underwriters listed
      in Schedule I hereto

880 Carillon Parkway
St. Petersburg, FL 33716

Ladies and Gentlemen:

BPZ Resources, Inc., a Texas corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $125,000,000 aggregate principal amount of its 8.50% Convertible Senior Notes due 2017 (the “Firm Notes”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional $18,750,000 aggregate principal amount of its 8.50% Convertible Senior Notes due 2017 (the “Additional Notes” and, together with the Firm Notes, the “Notes”). The Notes shall be convertible into 249.5866 shares of common stock, no par value, of the Company (the “Common Stock”), per $1,000 principal amount of Notes, as described in the Prospectus, defined below. The shares of Common Stock into which the Notes may be converted are referred to herein as the “Conversion Shares.” The Notes and the Conversion Shares hereinafter are referred to collectively as the “Securities.” The Notes will be issued under an indenture dated as of September 24, 2013 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes are described more fully in the Prospectus, referred to below. If the firm listed as addressee above is the only firm listed in Schedule I hereto, then the terms “Underwriters” and “Representative,” as used herein, each shall be deemed to refer to such firm.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Notes as follows:

1.            Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-170999), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Notes. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and including any required information deemed to be a part thereof pursuant to Rule 430A, 430B or 430C under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act).

(b)          Disclosure Package. The term “Disclosure Package” shall mean (A) any Preliminary Prospectus, as it may be amended or supplemented, (B) the Base Prospectus, (C) the applicable issuer free writing prospectuses as defined under Rule 433 of the Securities Act, if any, identified in Schedule II hereto (each, an “Issuer Free Writing Prospectus”); (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (E) the Final Term Sheet (as defined herein), which also shall be identified in Schedule II hereto. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than a communication referred to in clauses (A), (B), (C), (D) and (E) above. As of 9:00 a.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), and as of the Closing Date and as of the Additional Closing Date (as hereinafter defined), if any, the Disclosure Package did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of each time of broadcast, and as of the Closing Date, each electronic road show, when taken together as a whole with the Disclosure Package, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Disclosure Package or each electronic road show based upon and in conformity with written information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof (the “Underwriter Information”).

(c)           Registration Statement, Prospectus and Incorporated Documents. As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture complied, complies or will comply in all material respects with the applicable provisions under the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”), and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Trustee, (ii) the Underwriter Information, or (iii) any statement that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Securities Act. The documents that are incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose or pursuant to Section 8A of the Securities Act.

(d)           Ineligible Issuer. (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning under Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(e)           Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus (including the Final Term Sheet), as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, included, includes or will include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, any Preliminary Prospectus, or the Prospectus, that had not or has not been superseded or modified. If at any time following delivery of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus, or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act and has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

(f)            Indenture. The Indenture has been duly authorized by the Company and, on the Closing Date, will have been (i) duly qualified under the Trust Indenture Act and (ii) duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies; the Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(g)           Notes. The Notes have been duly and validly authorized for issuance and sale by the Company, and, when issued and delivered to the Underwriters against payment therefor pursuant to this Agreement and authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture, will be duly and validly issued and outstanding and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies; the Notes conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(h)           Conversion Shares. The Conversion Shares have been duly and validly authorized and reserved by the Company, and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be fully paid and nonassessable, and the issuance of the Conversion Shares will not be subject to any preemptive right, right of first refusal or other similar rights to subscribe for purchase securities of the Company or any subsidiary of the Company; the Conversion Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(i)           The Agreement. The Company has the full right, power and authority to enter into this Agreement, and to perform and discharge its obligations hereunder and thereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes (or will constitute) a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(j)            Due Incorporation of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and the Disclosure Package. The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect upon the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and each subsidiary of the Company listed on Schedule IV hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”), taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or the Indenture or to consummate any transactions contemplated by the Agreement, including the issuance and sale of the Notes and the issuance of Conversion Shares (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”);

(k)           Due Incorporation of Subsidiaries. Each of the Subsidiaries of the Company has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and each has been duly qualified as a foreign corporation, limited partnership, or other legal entity in the relevant jurisdiction for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect to the Company or such Subsidiary.

(l)            Subsidiaries. Except for those listed on Schedule IV of this Agreement, the Company has no subsidiaries and does not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

(m)          Capitalization. The information set forth under the caption “Capitalization” in the Registration Statement, the Prospectus and the Disclosure Package (and any similar sections or information, if any, contained in the Registration Statement, the Prospectus and the Disclosure Package) is fairly presented on a basis consistent with the Company’s financial statements. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package under the caption “Description of Capital Stock” (and any similar sections or information, if any, contained in the Registration Statement, the Prospectus and the Disclosure Package). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its Subsidiaries, except any such rights as have been waived in writing. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, the Prospectus and the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Prospectus and the Disclosure Package, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. The issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package. All the outstanding shares of capital stock of each “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (such a significant subsidiary of the Company, a “Significant Subsidiary”) of the Company have been duly authorized and validly issued, are fully paid and nonassessable and except to the extent set forth in the Registration Statement, the Prospectus and the Disclosure Package, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any lien, encumbrance, security interest, claim or charge, restriction upon voting or transfer or any other claim of any third party.

(n)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Indenture, and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Notes and the issuance of the Conversion Shares by the Company, (i) will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or its Subsidiaries, where any such event would have a Material Adverse Effect, pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of their properties may be bound or to which any of their property or assets is subject; (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries; or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets.

(o)           No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the Company’s execution, delivery and performance of this Agreement or the Indenture, the consummation by the Company of the transactions contemplated hereby or thereby or the issuance and sale of the Notes or the issuance of the Conversion Shares.

(p)             Preemptive Rights. There are no preemptive rights or other rights (other than the rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Registration Statement, the Prospectus or the Disclosure Package) to subscribe for or to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company or any of its Subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or between any of the Subsidiaries and any of such Subsidiary’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders or any of its Subsidiaries’ stockholders, which grant special rights with respect to any shares of the Company’s or any of its Subsidiaries’ capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(q)             Registration Rights. There are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company or any of its Subsidiaries to register any securities with the Securities and Exchange Commission (the “Commission”).

(r)            Independent Accountants. BDO USA, LLP (“BDO”), whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, BDO has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(s)           Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects (i) the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated Subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Prospectus and the Disclosure Package; and all disclosures contained in the Registration Statement, the Prospectus and the Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

(t)           eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u)          Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company or any of its Subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its Subsidiaries, which is material to the Company or any of its Subsidiaries, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company or any of its Subsidiaries (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company or any of its Subsidiaries.

(v)          Legal Proceedings. Except as disclosed in the Company’s filings with the Commission, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Prospectus and the Disclosure Package, or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or such Subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by other third parties.

(w)          No Violation. Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package, neither the Company nor any of its Subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or such Subsidiary is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(x)           Permits. Each of the Company and its Subsidiaries has made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package (collectively, “Permits ”), and is in compliance in all respects with the terms and conditions of all such Permits, except where the failure to obtain, possess, or comply with such Permits, would not have a Material Adverse Effect. All such Permits are valid and in full force and effect. Neither the Company nor any of its Subsidiaries has received any notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. No other Permits are required for the Company or any of its Subsidiaries to enter into, deliver and perform this Agreement and to issue and sell the Notes to be issued and sold by the Company hereunder.

(y)           Not an Investment Company. The Company is not or, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Disclosure Package, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act” ), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(z)           No Price Stabilization. Neither the Company nor any of its Subsidiaries, or any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(aa)       Good Title to Property. The Company and each of its Subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement, the Prospectus and the Disclosure Package as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Registration Statement, the Prospectus and the Disclosure Package and those that would not, individually or in the aggregate materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. All of the property described in the Registration Statement, the Prospectus and the Disclosure Package as being held under lease by the Company or any of its Subsidiaries is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company or such Subsidiary.

(bb)        Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Registration Statement, the Prospectus and the Disclosure Package, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its Subsidiaries with respect to the foregoing except for those that would not have a Material Adverse Effect. The Intellectual Property licenses described in the Registration Statement, the Prospectus and the Disclosure Package are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and each of its Subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person of any Intellectual Property license. The Company’s and each of its Subsidiaries’ business as now conducted and as proposed to be conducted, to the knowledge of the Company, does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Neither the Company nor any of its Subsidiaries has received notice of any claim against the Company or any of its Subsidiaries alleging the infringement by the Company or any of its Subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and each of its Subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its Subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. The Company and each of its Subsidiaries does not own any patents, and has no pending or planned patent applications with the United States Patent and Trademark Office or any applicable foreign patent authorities. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries is the subject of any claim or proceeding involving a violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of the Subsidiaries or actions undertaken by the employee while employed with the Company or any of the Subsidiaries.

(cc)         No Labor Disputes. No labor problem or dispute with the employees of the Company or any of the Subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of the Subsidiaries plans to terminate employment with the Company or any of the Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice, except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its Subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its Subsidiaries.

(dd)         Taxes. Except as disclosed in its filings with the Commission, the Company and each of its Subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Prospectus and the Disclosure Package. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

(ee)         ERISA. The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability; neither the Company nor any of its Subsidiaries has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff)          Compliance with Environmental Laws. The Company and each of its Subsidiaries (i) is and has been in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees, judgments, and provisions of license contracts relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(gg)         Insurance. The Company and each of its Subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. The Company has no reason to believe that it and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any material insurance policy or coverage for which it has applied. Neither the Company nor any of its Subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Registration Statement, the Prospectus and the Disclosure Package.

(hh)        Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)           Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Prospectus; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, or report financial data to management and the Board of Directors of the Company. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. A member of the Audit Committee of the Board of Directors of the Company (the “Audit Committee ”) has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (iii) a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting.

(jj)          Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Rules and Regulations to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as an exhibit to any document incorporated by reference therein, which is not described or filed as required. Each description of a document, contract, permit or instrument in the Registration Statement, the Prospectus or the Disclosure Package accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument. The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, are enforceable against and by the Company in accordance with the terms thereof and are in full force and effect on the date hereof. Neither the Company nor any of its Subsidiaries, if a Subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or a Subsidiary, if a Subsidiary is a party thereto, of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or its properties or business or a Subsidiary or the Subsidiary’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(kk)         No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement, the Prospectus or the Disclosure Package or a document incorporated by reference therein and which has not been so described.

(ll)         Brokers Fees. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Notes.

(mm)       Forward -Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus or the Disclosure Package have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(nn)        NYSE; Exchange Act Registration. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE for maintenance of inclusion of the Common Stock thereon. Prior to the Closing Date, the Conversion Shares will have been approved for listing on the NYSE upon official notice of issuance.

(oo)        Sarbanes-Oxley Act. The Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(pp)        Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or any of its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or any of its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq)        Affiliate Transactions. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially adversely affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Registration Statement, the Prospectus and the Disclosure Package or a document incorporated by reference therein which have not been described as required. The Company does not, directly or indirectly, including through any Subsidiary, have any outstanding personal loans or other credit extended to or for any of its directors or executive officers.

(rr)          Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(ss)         Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(tt)          OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu)        Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a “purpose credit” within the meanings of Regulation T, U, or X of the Federal Reserve Board.

(vv)        Rated Securities. At the Initial Sale Time there were, and as of the Closing Date there will be, no securities of or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Act.

(ww)      FINRA Affiliations. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(xx)          Exchange Act Requirements. The Company has filed in a timely manner (including applicable extension periods) all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has filed in a timely manner (including applicable extension periods) all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act since January 1, 2004, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(yy)        Reserve Reports. The information underlying the estimates of the reserves of the Company and its Subsidiaries appearing in Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and also incorporated by reference into the Disclosure Package and the Prospectus, which was supplied by the Company to Netherland, Sewell & Associates, Inc., (“NSAI”), independent petroleum engineers, for purposes of preparing the reserve reports (the “Reserve Reports”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s ownership interests in properties (collectively, the “Reserve Information”), was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs supplied to NSAI were prepared in good faith and with a reasonable basis; the Reserve Information was prepared in accordance with customary industry practices; NSAI was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Registration Statement, the Prospectus and the Disclosure Package, to the knowledge of the Company, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Registration Statement, the Prospectus and the Disclosure Package and reflected in the Reserve Reports such as to cause a material adverse change; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Registration Statement, the Prospectus and the Disclosure Package and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act as in effect as of the date reported.

(zz)         No Criminal Proceedings. To the best of the Company’s knowledge, information and belief, none of the current directors or officers of the Company or any of its Subsidiaries (or such shareholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

(aaa)       No Non-Public Information. The Company has not provided and has not authorized any other person to act on its behalf to provide any Investor or its respective agents or counsel with any information about the Company that constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to each Underwriters.

2.            Purchase and Sale.

(a)           The Company agrees to issue and sell the Firm Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 87% of the principal amount thereof plus accrued interest, if any, from September 24, 2013. The Company will not be obligated to deliver any of the Firm Notes except upon payment for all the Firm Notes to be purchased as provided herein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Notes on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(c)           In addition, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, to purchase up to $18,750,000 in aggregate principal amount of Additional Notes from the Company at the same price as the purchase price to be paid by the Underwriters for the Firm Notes, plus accrued interest, if any, from the Closing Date (as hereinafter defined) to the Additional Closing Date (as hereinafter defined). The option granted hereunder may be exercised at any time, on or before the thirtieth day following the date of the Prospectus upon written notice by the Underwriters to the Company, which notice may be given from time to time on one or more occasions. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount at issuance) of Additional Notes as to which the Initial Purchaser is exercising the option and (ii) the time, date and place at which such Additional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date (as hereinafter defined) and in such case, the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Additional Notes). Such time and date of delivery, if subsequent to the Closing Date, is called the “Additional Closing Date.” The Additional Closing Date must be not later than eight full business days after the date the Initial Purchaser exercises the option, with the actual date determined by the Underwriters. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          Payment for and delivery of the Firm Notes will be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 at 10:00 A.M., New York City time, on September 24, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(e)           Payment for the Firm Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Firm Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Firm Notes duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(f)           Delivery to the Underwriters of and payment for the Additional Notes shall be made on the Additional Closing Date in the same manner and in the same office and at the same time of day as payment for the Firm Notes.

3.            Agreements. For purposes of this Section 3, “Closing Date” shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Additional Notes. The Company covenants and agrees with the several Underwriters that:

(a)           During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished the Representative a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representative a reasonable amount of time in advance of filing. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR. The Company will advise the Representative promptly (i) when any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Notes shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package, the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus of the Prospectus or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(b)           Ongoing Compliance. If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Notes, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c)           Earnings Statement. The Company will make generally available to its security holders and to the Representative as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (which need not be audited) that satisfies the provisions of, and that provides the benefits contemplated by, Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(d)           Delivery of Copies. The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request.

(e)           Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representative may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes; provided, however, that the Company shall not be required (i) to qualify to do business or as a dealer in securities in any jurisdiction where it is not now so qualified, (ii) to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject, or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Lock-Up. During the period of 90 days from the date of this Agreement, without the prior written consent of the Representative (which consent shall not be unreasonably withheld), the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security (as defined below) or make any announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than the sale of Notes as contemplated by this Agreement, the issuance of the Conversion Shares, and the Company’s issuance of Common Stock upon (i) the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; and (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee and director stock option plans in effect on the date hereof, each as described in the Disclosure Package and the Prospectus. As used herein, “Relevant Security” means the Common Stock, any other equity security of the Company or any of its Subsidiaries or any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.

(g)           Final Term Sheet. The Company will prepare a final term sheet containing a description of the Notes and the offering contemplated hereby, in a form approved by the Representative and contained in Schedule III of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”).

(h)           Issuer Free Writing Prospectus. The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements under Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined under Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(g) above.

(i)          Additional Documents Filed or Incorporated by Reference. The Company agrees that any further documents filed and incorporated by reference in the Registration Statement, the Disclosure Package, any Preliminary Prospectus or the Prospectus, when such documents are filed with the Commission, will comply in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and will not, when such documents are so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)            Renewals. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will file prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Notes, in a form satisfactory to the Representative, acting reasonably, and will use its commercially reasonable best efforts to cause such registration statement to be declared effective within 90 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new shelf registration statement.

(k)           Filing Fee. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1)(i) under the Securities Act, without regard to the proviso therein, and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act, and in any event prior to the Closing Date.

(l)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes substantially as described in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(m)          No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes or the Common Stock.

(n)           Reports. So long as the Notes are outstanding, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR.

(o)           Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)           Reservation of the Conversion Shares. The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes.

(q)           Listing of the Conversion Shares. The Company will list, subject to notice of issuance, the Conversion Shares on the NYSE.

4.            Conditions to the Obligations of the Underwriters. For purposes of this Section 4, “Closing Date” shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Additional Notes. The obligations of the Underwriters to purchase the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           For the period from and after effectiveness of this Agreement and prior to the Closing Date:

(i)           no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Notes are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representative prior to the Closing Date);

(ii)          the Company shall have filed any Preliminary Prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii)         the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b); and

(iv)         all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)     Ratings. On or after the date hereof and up to and including the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(c)     No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (i) there shall not have been any change or decrease specified in the letter or letters referred to in Sections 4(g) and 4(h) or (ii) no event or condition of a type described in Section 1(k) shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), and, in any case referred to in clause (i) or (ii) above, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Prospectus and the Disclosure Package.

(d)           Company Opinions.

(i)            The Company shall have furnished to the Representative the opinion of Seyfarth Shaw LLP, counsel for the Company, dated the Closing Date, covering the matters set forth on Exhibit B hereto.

(ii)           The Company shall have furnished to the Representative the opinion of Rodrigo, Elías & Medrano Abogados, Peruvian counsel for the Company, at the Company’s expense, dated the Closing Date, with respect to the sufficiency of certain legal matters under Peruvian law and such other related matters as the Representative may require set forth on Exhibit C hereto.

(e)           Underwriter Opinion. The Representative shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the issuance of the Conversion Shares, the Indenture, the Registration Statement, the Disclosure Package, and the Prospectus and any other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)           Certificate. The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, each electronic road show, the Prospectus and this Agreement and that:

(i)           the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)          to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(iii)         except as set forth in or contemplated in the Disclosure Package and the Prospectus, no event set forth in Sections 4(b) and (c) shall have occurred.

(g)           BDO Comfort Letter. The Representative shall have received from BDO, on each of the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel to the Representative, letters dated the date hereof and the Closing Date confirming that is an independent public accountant within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(h)           Petroleum Engineers’ Certificate. The Underwriters shall have received from NSAI a certificate, dated the closing date, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters, to the effect that:

(i)            The Reserve Information was true and correct in all material respects on the dates of such Reserve Reports;

(ii)           NSAI were, as of the dates of the Reserve Reports, and are, as of the date hereof, independent petroleum engineers with respect to the Company;

(iii)          other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations disclosed in the Disclosure Package and the Prospectus, to the knowledge of NSAI, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Disclosure Package and the Prospectus and reflected in the Reserve Reports such as to have a Material Adverse Effect; and

(iv)         estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Disclosure Package and the Prospectus and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Act as in effect as of the date reported.

(i)            The Underwriters shall have received from each of the officers and directors listed on Schedule V hereto an executed Lock-Up Agreement in substantially the form of Exhibit A hereto.

(j)           Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(k)           Disclosure. There shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

5.            Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, the Disclosure Package and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Underwriters and the fees and expenses of any transfer agent or trustee for the Notes, (iv) the fees and expenses of counsel to any such transfer agent or trustee, (v) the fees and disbursements of the Company’s counsel, accountants and petroleum engineers, (vi) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses of any depository and any nominee thereof in connection with the Notes and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Notes for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

6.            Indemnification and Contribution.

(a)           Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) the Disclosure Package or any electronic road show, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information.

(b)           Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or the Disclosure Package, it being understood and agreed that the only such information consists of the following: the names of the Underwriters on the cover page of the Prospectus and the fourth, fifth and seventh paragraphs under the caption “Underwriting” in the Prospectus.

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 6 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Raymond James & Associates, Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)           Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.            Default by an Underwriter.

(a)           If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 7, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

8.            Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally or in the common stock of the Company listed on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or proceed with the offering of the Notes.

9.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Notes. The provisions of Section 5 and 6 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

10.           Notices. All notices and other communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them at: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: John Critchlow, Facsimile Number: (727) 567-8247 and with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attention: Anna Pinedo, Facsimile Number: (212) 468-7900. or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at BPZ Resources, Inc., 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079, Attention: J. Durkin Ledgard, facsimile number: (281) 556-6377, Facsimile Number: (281) 556-6377 with a copy to Seyfarth Shaw LLP, 700 Louisiana Street, Suite 3700, Houston, Texas 77002, Attention: Mark W. Coffin, Esq., Facsimile Number: (713) 225-2340.

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.          No Fiduciary Duties; Agreement Complete.

(a)           The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(b)           The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.          Authority of the Representative. Any action by the Underwriters hereunder may be taken by Raymond James & Associates, Inc., on behalf of the Underwriters, and any such action taken by Raymond James & Associates, Inc. shall be binding upon the Underwriters.

15.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.         Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17.          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

18.         Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters and the Company in accordance with its terms.

Very truly yours,

BPZ RESOURCES, INC.

By:	/s/ Richard S. Menniti
Name:	Richard S. Menniti
Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED

as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

For themselves and on behalf of the
several Underwriters listed
in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Kent Nelson
Authorized Signatory

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
Raymond James & Associates, Inc.	$125,000,000

Total	$125,000,000

SCHEDULE II

Issuer Free Writing Prospectuses

Final Term Sheet, as set forth in Schedule III

SCHEDULE III

Pricing Term Sheet dated September 19, 2013

BPZ RESOURCES, INC.
$125 MILLION 8.50% CONVERTIBLE
SENIOR NOTES DUE 2017

Summary of Terms for Issuance

Issuer:	BPZ Resources, Inc.

Security:	8.50% Convertible Senior Notes due 2017.

Trading Symbol of Common Stock:	The issuer’s common stock is listed on the NYSE under the symbol “BPZ.”

Principal Amount:	$125 million.

Issue Price:	90% plus accrued interest, if any, from issue date—September 24, 2013.

Net Proceeds to Issuer:	$108.8 million, before expenses.

Use of Proceeds:

The issuer intends to use the net proceeds from the sale of the securities to repurchase in individual transactions on potentially varying terms certain of its outstanding 6.50% Convertible Senior Notes due 2015 (the “6.50% Notes”), and to use any remaining net proceeds for general corporate purposes, including to fund its exploration and production efforts, other projects or to reduce or refinance its outstanding debt or other corporate obligations.

Ranking:

The notes will be the issuer’s general unsecured senior obligations and will be subordinated to all of its existing and future secured debt to the extent of the assets securing that secured debt and pari passu with all of its existing and future senior debt. In addition, the notes will be effectively subordinated to all of the liabilities of BPZ’s subsidiaries.

Trade Date:	September 19, 2013

Settlement Date:	September 24, 2013 (T+3).

Maturity Date:	October 1, 2017, unless earlier redeemed, repurchased or converted.

Interest Rate:	8.50% per annum.

NYSE Last Reported Sale Price on September 18, 2013:	$2.41.

Premium:	75.00% above the negotiated reference price.

Initial Conversion Price:	Approximately $4.01 per share of BPZ common stock.

Initial Conversion Rate:	249.5866 shares of BPZ common stock per $1,000 principal amount.

Interest Payment Dates:	Semi-annually in arrears on April 1 and October 1 of each year, starting on April 1, 2014.

Conversion Rights:

Holders may convert their notes at any time prior to the close of business on the second business day immediately preceding the maturity date under the following circumstances:

●during any fiscal quarter (and only during such fiscal quarter) commencing after October 1, 2013, if the last reported sale price of our common stock is greater than or equal to 130% of the conversion price of the notes (as defined herein) for at least 20 trading days in the period of 30-day consecutive-trading-day period ending on the last trading day of the preceding fiscal quarter;

●prior to July 1, 2017, during the five business-day period after any ten consecutive trading-day period (the “measurement period”) in which the trading price of $1,000 principal amount of notes for each trading day in the measurement period was less than 97% of the product of the last reported sale price of our common stock and the conversion rate on such trading day; or

●upon the occurrence of one of specified corporate transactions described in the prospectus supplement.

Holders may also convert their notes at their option at any time beginning on July 1, 2017, and ending at the close of business on the second business day immediately preceding the maturity date.

Repurchase by the Issuer at the Holder’s Option Upon a Fundamental Change:

Holders may require us to repurchase all or a portion of their notes upon a fundamental change at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date, as further described in the prospectus supplement.

Make-Whole Shares Under Certain Circumstances:

The issuer will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of certain transactions (a “make-whole fundamental change”) to, and including, the 30th business day after the actual effective date of the make-whole fundamental change, according to the following table:

Stock Price
Effective Date	$2.29	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00	$11.00	$12.00
October 1, 2013	187.1480	161.2280	116.8870	87.9090	67.9800	53.7130	43.1640	28.9100	19.9830	14.0310	9.8810	6.8930	4.6920	3.0460
October 1, 2014	180.0960	153.3600	108.1230	79.1770	59.7630	46.2200	36.4600	23.7150	16.0410	11.0740	7.6820	5.2790	3.5300	2.2380
October 1, 2015	173.8300	145.4200	97.8670	68.2940	49.2350	36.5470	27.8380	17.1880	11.2460	7.5900	5.1670	3.4750	2.2530	1.3570
October 1, 2016	172.7770	140.8120	87.0970	54.6260	35.1280	23.4310	16.3380	9.0430	5.6830	3.8010	2.5790	1.7110	1.0710	0.5970
October 1, 2017	187.1480	150.4680	83.8000	36.1830	0.4680	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Conversion Settlement:	Common stock, cash or a combination of cash and common stock.

Events of Default:

If an event of default on the notes has occurred and is continuing, the principal amount of the notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default.

CUSIP/ISIN:	055639AC2

Sole Book-Running Manager:	Raymond James & Associates, Inc.

BPZ Resources, Inc. has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents filed with the SEC and incorporated by reference in such documents for more complete information about BPZ Resources, Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus relating to this offering may be obtained from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Equity Syndicate (telephone: 800-248-8863 or email: prospectus@raymondjames.com).

SCHEDULE IV

Significant Subsidiaries

Name of Subsidiary	Jurisdiction of Formation

BPZ Resources, Inc.	Texas
BPZ Marine, Inc	Texas
BPZ U.S. Holdings, LLC	Texas
SMC Ecuador, Inc.	Delaware
BPZ Energy, LLC	Texas
BPZ Energy International Holdings, LP	British Virgin Islands
International Support, LP	British Virgin Islands
BPZ Exploración & Producción, S.R.L.	Perú
Empresa Electrica Nueva Esperanza, S.R.L.	Perú
Soluciones Energeticas, S.R.L	Perú
BPZ Marine Peru, S.R.L	Perú
BPZ Z-1 Oil S.R.L	Perú
BPZ Lote Z-1 S.R.L.	Perú
BPZ Lote XIX S.R.L.	Perú
BPZ Lote XXII S.R.L.	Perú
BPZ Lote XXIII S.R.L.	Perú
BPZ Energy Ecuador, CIA. LTDA*	Ecuador
SMC Ecuador, Inc., Sucursal Ecuador	Ecuador

* This entity is currently in the process of being dissolved and is not a material subsidiary.

Joint Ventures

Unincorporated joint venture relationship with Pacific Stratus Energy S.A., a Panama company and subsidiary of Pacific Rubiales Energy Corp., a British Columbia corporation, as disclosed in the Disclosure Package.

SCHEDULE V

LOCK-UP SIGNATORIES

Manuel Pablo Zúñiga- Pflücker

Richard Spies

Richard S. Menniti

J. Durkin Ledgard

John J. Lendrum III

Dennis G. Strauch

Stephen C. Beasley

Stephen R. Brand

Jerelyn Eagan

James B. Taylor

EXHIBIT A

Form of Lock-up Agreement

Raymond James & Associates, Inc.

880 Carillon Parkway
St. Petersburg, FL 33716

BPZ Resources, Inc., Lock-Up Agreement

Ladies and Gentlemen:

This letter (the “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between BPZ Resources, Inc., a Texas corporation (the “Company”), and you as the Representative of the Underwriters named therein, relating to the offering (the “Offering”) by the Company of its 8.50% Convertible Senior Notes due 2017 (the “Notes”) in an aggregate principal amount of up to $125,000,000 million.

In order to induce you to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of Raymond James & Associates, Inc., during the period from the date hereof until ninety (90) days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. The foregoing sentence shall not apply to (A) the transfer of the undersigned’s shares of a Relevant Security: (1) as a bona fide gift or gifts by will or intestacy; (2) to its affiliates, as such term is defined in Rule 405 under the Securities Act of 1933, as amended; (3) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that any such transfer shall not involve a disposition for value; (4) with the written consent of Raymond James & Associates, Inc. or (5) transactions in Relevant Securities acquired in the open market after the completion of the offering; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transaction (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period); or (B) the establishment of any contract, instruction or plan (a ““Plan’’) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, however, that no sales of Relevant Securities shall be made pursuant to a Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Plan in any public report or filing with the Securities and Exchange Commission (the “Commission”) under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Plan. Notwithstanding the foregoing, in the case of any transfer pursuant to (A) (1) through (4) above, each resulting transferee (or trustee, as applicable) of Relevant Securities shall execute and deliver to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto. Nothing in this Agreement shall prohibit any grant or exercise of options to purchase a Relevant Security pursuant to the Company’s or Subsidiary’s option plans. As used herein, (i) “Relevant Security” means the common stock (the “Common Stock”), any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security, and (ii) “immediate family” shall mean any relationship by blood, marriage, or adoption, not more remote than first cousin.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Raymond James & Associates, Inc., during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

Print Name:

Exhibit B

Form of Opinion of Company Counsel

1.             The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and the Disclosure Package. The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not have, individually or in the aggregate, a Material Adverse Effect upon the general affairs, business, operations, prospects, properties, financial condition, or results of operations of the Company and each subsidiary of the Company.

2.             Each of the Subsidiaries of the Company has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and each has been duly qualified as a foreign corporation, limited partnership, or other legal entity in the relevant jurisdiction for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect to the Company or such Subsidiary.

3.             The information set forth under the caption “Capitalization” in the Registration Statement, the Prospectus and the Disclosure Package (and any similar sections or information, if any, contained in the Registration Statement, the Prospectus and the Disclosure Package fairly presented on a basis consistent with the Company’s financial statements. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package under the caption “Description of Capital Stock” (and any similar sections or information, if any, contained in the Disclosure Package and the Prospectus). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its Subsidiaries, except any such rights as have been waived in writing. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Registration Statement, the Prospectus and the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Prospectus and the Disclosure Package, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. The issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package. All the outstanding shares of capital stock of each “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (such a significant subsidiary of the Company, a “Significant Subsidiary ”) of the Company have been duly authorized and validly issued, are fully paid and nonassessable and except to the extent set forth in the Registration Statement, the Prospectus and the Disclosure Package, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any lien, encumbrance, security interest, claim or charge, restriction upon voting or transfer or any other claim of any third party.

4.             The Company has the full right, power and authority to enter into the Agreement, and to perform and discharge its obligations thereunder; and the Agreement has been duly authorized, executed and delivered by the Company, and constitutes (or will constitute) a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

5.             The Company has the full right, power and authority to enter into the Indenture, and to perform and discharge its obligations thereunder; and the Indenture has been duly authorized, executed and delivered by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939 (the “TIA”), as amended, and constitutes (or will constitute) a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

6.             The Registration Statement has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act; and no order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission;

7.             The issuance of the Notes has been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of the Agreement, will have been duly and validly issued and will be fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same. The certificates evidencing the Notes are in due and proper legal form and have been duly authorized for issuance by the Company.

8.             The Conversion Shares have been duly and validly authorized and reserved by the Company and, when issued, delivered and paid for in accordance with the terms of the Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not, other than as disclosed in the Registration Statement, the Prospectus and the Disclosure Package with respect to the International Finance Corporation, be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package and such description conforms in all material respects to the rights set forth in the instruments defining the same.

9.             The execution, delivery and performance by the Company of the Agreement and the Indenture, and the consummation of the transactions contemplated thereby, including the issuance and sale of the Notes and the issuance of the Conversion Shares by the Company, (i) will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets.

10.           No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the Company’s execution, delivery and performance of the Agreement or the Indenture, the consummation by the Company of the transactions contemplated thereby or the issuance and sale of the Notes or the issuance of the Conversion Shares.

11.           Except as disclosed in the Company’s filings with the Commission, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Prospectus, the Disclosure Package, or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or such Subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by other third parties.

12.           The Company is not or, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Disclosure Package, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

13.           The statements in the Registration Statement, the Prospectus and the Disclosure Package under the caption "Certain United States Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal income and, in the case of non-resident aliens, estate tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

14.           Each document incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package (except for the financial statements and related schedules included therein as to which such counsel need express no opinion) complied, when filed with the Commission, as to form, in all material respects with the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent auditors for the Company and the Representative at which the contents of the Registration Statement, the Prospectus and the Disclosure Package (including the documents incorporated by reference therein) and related matters were discussed and, no facts have come to the attention of such counsel that causes such counsel to believe that the Disclosure Package, as of the Initial Sale Time and the Prospectus (including the documents incorporated by reference therein), as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the related notes, and schedules and all other financial data included or incorporated by reference therein).

Exhibit C

Form of Opinion of Peruvian Counsel to the Company

1.                Each of the Peruvian Subsidiaries is duly incorporated, validly existing and in good standing under the law of the Republic of Peru and each has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus Supplement and the Disclosure Package.

2.                The issued and outstanding participations of capital of each of the Peruvian Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with the law of the Republic of Peru and are owned as set forth in Exhibit A to such counsel’s legal opinion letter, free and clear of any lien, encumbrance, security interest, claim or charge, except for those described in, or incorporated by reference into, the Registration Statement, the Prospectus Supplement or the Disclosure Package.

3.                The execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture, and the consummation of the transactions contemplated thereby, including the issuance and sale of the Notes and the issuance of the Conversion Shares by the Company, (a) to our knowledge will not conflict with, or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), or give rise to any right of termination or the cancellation or acceleration of any right or obligation under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or asset of any of the Peruvian Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Peruvian Subsidiary is a party or by which any Peruvian Subsidiary or any of its properties may be bound or to which any of their property or assets is subject, (b) result in any violation of the provisions of the by-laws of any of the Peruvian Subsidiaries, or (c) result in any violation of any Peruvian law, statute, rule or regulation or, to our knowledge, any judgment, order or decree applicable to any of the Peruvian Subsidiaries of any court or governmental agency or body, domestic or foreign, having jurisdiction over any of the Peruvian Subsidiaries or any of its properties or assets.

4.                No approval, authorization, consent or order of, or filing, qualification or registration with, any Peruvian court or governmental agency or body, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the Company’s execution, delivery and performance of the Underwriting Agreement or the Indenture, the consummation by the Company of the transactions contemplated thereby or the issuance and sale of the Notes or the issuance of the Conversion Shares by the Company.

5.                 To our knowledge, there are no legal or governmental actions, suits, claims or proceedings pending, threatened or contemplated to which any of the Peruvian Subsidiaries is or would be a party or of which any of its respective properties is or would be subject, before or by any Peruvian governmental or regulatory commission, board, body, authority or agency, that, if resolved adversely thereto, would individually or in the aggregate reasonably be likely to result in a Material Adverse Effect, except for those described in, or incorporated by reference into, the Registration Statement, the Prospectus Supplement or the Disclosure Package.